UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2008

                                    DVL, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-8356                    13-2892858
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

70 East 55th Street, 7th Floor, New York, NY                       10022
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  (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (212) 350-9900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1) On September 8, 2008, DVL Kearny Holdings, LLC ("DVL Holdings"), a wholly-owned subsidiary of DVL, Inc. (the "Company"), entered into Amendment No. 2 dated as of August 1, 2008 ("Amendment No. 2") to the Construction Loan Agreement (the "Construction Loan Agreement") between Capmark Bank ("Capmark"), Urban Development Fund II, LLC ("Urban Fund") and Paramount Community Development Fund, LLC ("Paramount" and together with Urban Fund and Capmark, the "Lender"). In connection with the redevelopment of the Property (as defined below), on December 11, 2007, the Company and DVL Holdings had entered into a Redeveloper Agreement (the "Redeveloper Agreement") with the Town of Kearny, a body corporate and politic of the state of New Jersey, County of Hudson ("Town of Kearny"). Pursuant to that Redeveloper Agreement, the Town of Kearny had agreed to designate the Company as the redeveloper of a portion of the Passaic Avenue Redevelopment Area located in the Town of Kearny (such portion, the "Property), a substantial portion of which is currently owned by DVL.

      The loans under the original Construction Loan Agreement (the "Loans") were for an aggregate principal amount of up to $30.2 million to finance construction, acquisition and other costs associated with the Property. The Loans matured in phases, and the Predevelopment Loan Phase (as defined in the Construction Loan Agreement) originally matured on March 1, 2010 with the Loans accruing interest at 2.50% over the 30 day Libor rate payable monthly.

      Under the terms of the existing Construction Loan Agreement, the Company was required to begin construction by June 2008, which date was subsequently extended to August 1, 2008. Because of delays, construction did not begin by such date and therefore DVL Holdings entered into Amendment No. 2. Pursuant to Amendment No. 2, the Lender has extended the term of the Predevelopment Loan Phase (as defined in the Construction Loan Agreement) for an additional six months ending February 1, 2009 on the condition that the Lender shall have no further obligation to make any loan advances. In addition, the maturity date for payment of the outstanding principal balance of the loan was accelerated effective as of August 1, 2008 making the entire outstanding principal balance of $4,495,284 (and any accrued and unpaid interest thereon) due and payable on February 1, 2009, the expiration of the Predevelopment Loan Phase.

      The Company has now identified an alternative lender to refinance the Construction Loan Agreement and has signed a Commitment Letter with such Lender. Under the terms of the Commitment Letter, which is subject to and conditioned upon, among other things, entering into definitive loan documentation, the alternative lender will provide the funds to repay the Lender. While the Company believes it will be able to complete the new loan transaction, to date, no definitive loan agreement has been entered into and there is no assurance in today's economic market that the transaction will be completed on satisfactory terms or at all. The inability of the Company to refinance the outstanding borrowings under the Construction Loan Agreement or obtain an additional extension of the current maturity date of such loan prior to February 1, 2008 would have a material adverse effect on the Company's financial condition.

2) As part of Amendment No. 2, on September 8, 2008 DVL Holdings entered into a Pledge and Security Agreement dated as of August 1, 2008 (the "Pledge and Security Agreement"), with the Lender, whereby DVL Holdings deposited $500,000 into a blocked account as additional collateral security for the loan under the Construction Loan Agreement. Additionally, DVL Holdings deposited $160,000 as an interest reserve to be used during the six-month extension period to pay all interest accrued during such period. DVL Holdings is entitled to the release or withdrawal of the funds deposited from liens and security interests created by the Pledge and Security Agreement in its entirety, upon repayment in full of the obligations as set forth in said agreement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

      The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

None

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DVL, INC.


                                              By:    /s/ Henry Swain
                                                     ---------------------------
                                              Name:  Henry Swain
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

Date: November 14, 2008